UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2007

NeoPharm, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-90516 (Commission File Number)	51-0327886 (IRS Employer Identification No.)

1850 Lakeside Drive, Waukegan, IL 60085
(Address of principal executive offices) (Zip Code)

(847) 887-0800
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On August 16, 2007, Mr. Laurence P. Birch, President and CEO of NeoPharm, Inc. (the “Company”) will make a presentation at the 2007 Annual Meeting of Stockholders using slides containing the information attached to this Form 8-K as Exhibit 99.1.  The Company anticipates that such slides, possibly with variations, may be used at investor and analyst presentations after that date.

The Company is furnishing the text of these slides pursuant to the Securities and Exchange Commission’s Regulation FD.  This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities ct of 1933 or the Securities Exchange ct of 1934.  By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the slides is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time.  We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do to from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit 99.1           Stockholder presentation of NeoPharm, Inc. in use beginning August 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

By: /s/ Laurence P. Birch
Laurence P. Birch,
President and Chief Executive Officer

Dated:  August 16, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Stockholder presentation of NeoPharm, Inc. in use beginning August 16, 2007.